UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010

ENERGYSOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33830	51-0653027
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

423 West 300 South Suite 200 Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(801) 649-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 14, 2010, EnergySolutions, Inc. (the “Company”) and EnergySolutions, LLC (the “Borrower”), with the lenders from time to time party thereto and Citicorp North America, Inc. (“Citicorp”), as administrative agent, entered into Amendment No. 1 (the “ES Credit Agreement Amendment”) to that certain Third Amended and Restated Credit Agreement (the “Amended ES Credit Agreement”), dated as of September 23, 2009, among the Company, the Borrower, the lenders from time to time party thereto, and Citicorp.  Concurrently with the entry into the ES Credit Agreement Amendment, Duratek, Inc., a wholly-owned subsidiary of the Company, with the lenders from time to time party thereto and Citicorp, as administrative agent, entered into Amendment No. 1 (the “Duratek Credit Agreement Amendment” and together with the ES Credit Agreement Amendment, the “Credit Agreement Amendments”) to that certain Amended and Restated Credit Agreement (the “Duratek Credit Agreement” and together with the Amended ES Credit Agreement, the “Credit Agreements”) with the lenders from time to time party thereto and Citicorp, as administrative and collateral agent.

The Company’s primary purpose of entering into the Amendments is to ensure that the Credit Agreements provide the Company with adequate credit support capacity to facilitate the Company’s proposed acquisition (the “Zion Acquisition”) of certain assets of the Zion Energy Center, Units 1 and 2, from Exelon Generating Company, LLC.  After giving effect to the Amendments, the Borrower is now permitted to obtain credit support in connection with the Zion Acquisition in an aggregate amount of not more than $200 million, an increase of $150 million.  Such credit support may take the form of (i) incremental commitments under the Amended ES Credit Agreement with respect to a letter of credit facility (the “Zion Letter of Credit Facility”) and/or (ii) a letter of credit, performance or fidelity bond or related obligation by a third party support provider (the “Zion Credit Support Obligation”).  Each of the Zion Letter of Credit Facility and Zion Credit Support Obligation will be secured pari passu on the same collateral securing the obligations under the Credit Agreements and shall mature up to one year after its establishment (with two one-year auto-renewal extension provisions) but shall expire prior to the term loan maturity date.  The Credit Agreements also include additional loan covenants and exceptions related to the Zion Acquisition.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 above is incorporated by reference into this item.

ITEM 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement, dated January 14, 2010, with EnergySolutions, LLC as Borrower

10.2	Amendment No. 1 to Amended and Restated Credit Agreement, dated January 14, 2010, with Duratek, Inc. as Borrower

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYSOLUTIONS, INC.

Date: January 19, 2010	By:	/s/ Breke J. Harnagel
	Name:	Breke J. Harnagel
	Title:	Acting General Counsel and Secretary